THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 15, 2008, by and among PETROLEUM DEVELOPMENT CORPORATION (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of November 4, 2005 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Agent, the Lenders, the Borrower, and the Guarantors have agreed to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Additional Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:

“Aggregate Revolving Commitment Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (i) the Aggregate Revolving Credit Exposure as of such date, divided by (ii) the Aggregate Revolving Commitment as of such date.

“Increased Revolving Commitment Amount” has the meaning assigned to such term in Section 2.03.

“Lender Certificate” has the meaning assigned to such term in Section 2.03.

“Third Amendment Effective Date” means July 15, 2008.

1.2 Amended Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by amending and restating the following definitions to read in their entirety as follows:

“Aggregate Revolving Commitment” means, as of the Third Amendment Effective Date, $234,100,000 and thereafter as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.03 and as a result of changes in the Borrowing Base pursuant to Article III; provided that such amount shall not at any time exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base.  If at any time the Borrowing Base is reduced below the Aggregate Revolving Commitment, the Aggregate Revolving Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time.

“Applicable Rate” means, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	0.625%	2.125%	0.500%
Equal to or greater than 75% and less than 90%	0.375%	1.875%	0.500%
Equal to or greater than 50% and less than 75%	0.125%	1.625%	0.500%
Less than 50%	0.000%	1.375%	0.375%

“Borrowing Base” means, at any time an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Section 3.02, Section 3.03 and Section 3.04; provided that the Attributed Interests shall not constitute more than  twenty-five percent (25%) of the Engineered Value included in the Borrowing Base.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Material Indebtedness” means Indebtedness permitted under Section 7.01(e), Section 7.01(h) and Section 7.01(i) and any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.

“Material Sales Contract” means, as of any date of determination, any agreement for the sale of Hydrocarbons from the Borrowing Base Properties to which the Borrower, any Restricted Subsidiary or any Sponsored Partnership is a party if the aggregate volume of Hydrocarbons sold pursuant to such agreement during the twelve months immediately preceding such date equals or exceeds 15% of the aggregate volume of Hydrocarbons sold by the Borrower, the Restricted Subsidiaries and the Sponsored Partnerships, on a consolidated basis, from the Borrowing Base Properties during the twelve months immediately preceding such date.

“Required Lenders” means, at any time, (i) solely with respect to a reduction in or reaffirmation of the Borrowing Base pursuant to Section 3.02, Lenders having Revolving Credit Exposures and Unused Revolving Commitments representing at least 66-2/3% of the sum of the Aggregate Revolving Credit Exposure and all Unused Revolving Commitments of all Lenders at such time or, if the Aggregate Revolving Commitment has been terminated, Lenders having Revolving Credit Exposures representing at least 66-2/3% of the sum of the Aggregate Revolving Credit Exposure of all Lenders at such time and (ii) for all other purposes, Lenders having Revolving Credit Exposures and Unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and all Unused Revolving Commitments of all Lenders at such time or, if the Aggregate Revolving Commitment has been terminated, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Aggregate Revolving Credit Exposure of all Lenders at such time.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of changes in the Aggregate Revolving Commitment pursuant to Section 2.03, (c) reduced or increased from time to time as a result of changes to the Borrowing Base pursuant to Article III and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The amount of each Lender’s Revolving Commitment (which amount is such Lender’s Applicable Percentage of the Aggregate Revolving Commitment) is set forth in Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Revolving Commitment, as applicable.

1.3 Deleted Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the following definitions: Increased Commitment Date; Minimum Mortgaged Value; New Commitments; New Lender; Suspension Period.

1.4 Termination and Reduction of the Aggregate Revolving Commitment.  Clause (d) of Section 2.02 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(d)           With respect to any sale, transfer or disposition of Borrowing Base Properties (other than sales, transfers or dispositions permitted under Section 7.03(a)(vi)), the Borrowing Base shall be automatically reduced by an amount equal to the value assigned to such Borrowing Base Properties by the Administrative Agent in connection with the most recent Redetermination of the Borrowing Base preceding the date of such sale (or in connection with the determination of the Initial Borrowing Base with respect to any sale occurring prior to the first Redetermination of the Borrowing Base).

1.5 Increases in the Aggregate Revolving Commitment.  Section 2.03 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 2.03                                Increases in the Aggregate Revolving Commitment.  So long as no Default has occurred and is continuing or would arise as a result thereof, it is agreed by the parties hereto that one or more financial institutions acceptable to Borrower and the Administrative Agent may become a Lender under this Agreement with the consent of the Administrative Agent, or a Lender may increase its Revolving Commitment, in each case, by executing and delivering to Borrower and the Administrative Agent a certificate substantially in the form of Exhibit F hereto (a “Lender Certificate”).  Each Lender shall have the option, but no Lender shall have any obligation, to increase its Revolving Commitment hereunder in connection with any increase in the Aggregate Revolving Commitment pursuant to this Section.  Upon receipt and agreement by Borrower and the Administrative Agent of any such Lender Certificate, (a) the Aggregate Revolving Commitment automatically without further action by Borrower, the Administrative Agent or any Lender shall be increased by the amount indicated in such Lender Certificate on the effective date set forth in such Lender Certificate (such increased amount herein the “Increased Revolving Commitment Amount”); provided that the Increased Revolving Commitment Amount together with the existing Aggregate Revolving Commitment does not, in the aggregate, exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base then in effect, (b) the Register shall be amended to add the Revolving Commitment of such additional Lender or to reflect the increase in the Revolving Commitment of an existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or the increase in the Revolving Commitment of an existing Lender, (c) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Document to which the Lenders are a party, and (d) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase a pro rata portion of the outstanding Revolving Credit Exposure of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the Aggregate Revolving Credit Exposure (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section).

1.6 Letters of Credit; Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  The last sentence of clause (b) of Section 2.06 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment.

1.7 Use of Proceeds and Letters of Credit.  Section 6.08 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.08                                Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) make purchases of outstanding Equity Interests in Sponsored Partnerships to the extent permitted under Section 7.04(b), and (c) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Interests.  No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Federal Reserve Board).  Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries.

1.8 Security.  Section 6.09 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.09                                Security.  The Borrower will, and will cause each Restricted Subsidiary to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, (a) Mortgages in form and substance acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as the Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect Liens in Direct Interests having an Engineered Value equal to or greater than eighty percent (80%) of the Engineered Value of the Direct Interests included in the Borrowing Base Properties and (b) Security Agreements in form and substance acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) and control agreements as the Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect Liens in the Partnership Interests and certain other personal property of the Borrower or such Restricted Subsidiary, as the case may be, subject only to Permitted Encumbrances and other Liens permitted under Section 7.02.

1.9 Title Data.  Section 6.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.10.                                Title Data.  The Borrower will, and will cause each Guarantor to, deliver to the Administrative Agent such opinions of counsel (including, if so requested, title opinions, addressed to the Administrative Agent) and other evidence of title as the Administrative Agent shall deem necessary or appropriate to verify (i) the title of the Credit Parties to not less than  eighty percent (80%) of the Engineered Value of the Mortgaged Properties of the Borrower and the Guarantors taken as a whole and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.

1.10 Indebtedness.  Clause (e) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

 (e)           Indebtedness of the Borrower and the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with the aggregate principal amount of Indebtedness permitted by clause (j) of this Section 7.01 shall not exceed $15,000,000 at any time outstanding;

1.11 Indebtedness.  Clause (i) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

 (i)           Unsecured Indebtedness of the Borrower evidenced by unsecured senior notes or unsecured senior subordinated notes containing terms and conditions (including, if applicable, subordination provisions) acceptable to the Administrative Agent and the Required Lenders in their sole discretion and in an aggregate principal amount not to exceed $350,000,000 (“Senior Notes”; it being understood that the terms and conditions of the unsecured senior notes issued pursuant to that certain Indenture dated February 8, 2008 among the Borrower, as issuer and The Bank of New York, as trustee are acceptable to the Administrative Agent and the Required Lenders);

1.12 Indebtedness.  Clause (j) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

  (j)           Other unsecured Indebtedness of the Credit Parties; provided that the aggregate principal amount of Indebtedness permitted by this clause (j) together with the aggregate principal amount of Indebtedness permitted by clause (e) of this Section 7.01 shall not exceed $15,000,000 at any time outstanding; and

1.13 Indebtedness.  Clause (k) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(k)           Other unsecured Indebtedness of the Sponsored Partnership: provided the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any time outstanding.

1.14 Fundamental Changes.  Section 7.03 of the Credit Agreement shall be and it hereby is amended by deleting the phrase “in accordance with Section 2.10(b)” from clause (a)(vii)(3) and substituting in lieu thereof the phrase “in accordance with Section 2.11(b)”.

1.15 Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (b) of Section 7.04 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

 (b)           investments by the Borrower in the Equity Interests of any Restricted Subsidiary or Sponsored Partnership; provided that with respect to investments made by the Borrower to purchase outstanding Equity Interests of any Sponsored Partnership, (i) immediately after giving effect to such investment, the aggregate amount of investments made by the Borrower to purchase outstanding Equity Interests of any Sponsored Partnership with the proceeds of Loans since the Third Amendment Effective Date shall not exceed $150,000,000, (ii) at the time such purchase is made, no Default shall have occurred and be continuing or would be caused by such purchase and (iii) both before and after giving effect to such purchase, Aggregate Revolving Commitment Usage is less than eighty percent (80%);

1.16 Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (j) of Section 7.04 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(j)           other investments by the Borrower and the Restricted Subsidiaries; provided that, (1) on the date any such investment is made, the amount of such investment, together with all other investments made pursuant to this clause (j) of Section 7.04 (in each case determined based on the cost of such investment), since the Effective Date does not exceed in the aggregate, $10,000,000, and (2) both before and after giving effect to such investment, Aggregate Revolving Commitment Usage is less than ninety percent (90%);

1.17 Swap Agreements.  Section 7.05 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.05                                Swap Agreements.  The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries or any Sponsored Partnership to, enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business and not for speculative purposes to (a) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower, any Restricted Subsidiary or any Sponsored Partnership has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that such Swap Agreements (at the time each transaction under such Swap Agreement is entered into) would not cause the aggregate notional amount per month for each of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements then in effect (other than any such transaction that is a hedge by means of a price “floor” for which there exists no deferred obligation to pay the related premium or other purchase price or the only deferred obligation is to pay the financing for such premium or other purchase price) to exceed eighty (80%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower and the Restricted Subsidiaries (including the Attributed Interests) for any month during the forthcoming four year period; and (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party.  As used in this Section 7.05, “forecasted production from proved producing reserves” means the forecasted production of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 6.01, after giving effect to any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report. Each Credit Party and each Lender agrees and acknowledges that (i) the Existing Swap Agreements are Swap Agreements permitted under this Section 7.05, (ii) as of the Effective Date, the counterparty to such Swap Agreements is a Lender Counterparty, and (iii) the obligations of the Borrower under such Swap Agreements are included in the defined term “Obligations” and such obligations are entitled to the benefits of, and are secured by the Liens granted under, the Security Instruments. Once the Borrower or any Restricted Subsidiaries enter into a Swap Agreement, the terms and conditions of such Swap Agreement may not be amended or modified, nor may such Swap Agreement be cancelled without the prior written consent of Required Lenders.

1.18 Restricted Payments.  Section 7.06 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.06                                Restricted Payments.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 in any fiscal year, (c) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor, and (d) so long as no Default shall have occurred and be continuing or would result from the making of such Restricted Payment and both before and after giving effect to such Restricted Payment, Aggregate Revolving Commitment Usage is less than eighty percent (80%), (i) the Borrower may declare and pay dividends with respect to its Equity Interests during any fiscal year of the Borrower in an aggregate amount not to exceed 50% of its Consolidated Net Income accrued during the period from the beginning of such fiscal year to the date such dividend is declared and (ii) the Borrower may repurchase its Equity Interests.

1.19 Financial Covenants.  Section 7.11 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.11                                Financial Covenants.

 (a)           The Borrower will not permit the Consolidated Current Ratio as of the end of any fiscal quarter ending on or after December 31, 2005, to be less than 1.00 to 1.00.

 (b)           The Borrower will not permit the ratio, determined as of the end of any fiscal quarter ending on or after December 31, 2005, of (i) Consolidated Funded Indebtedness as of the end of such fiscal quarter, to (ii) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter to be greater than 3.75 to 1.00.

1.20 Events of Default.  Clause (d) of Article IX of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(d)           the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, Section 6.03 (with respect to the Borrower, any Restricted Subsidiary’s or any Sponsored Partnership’s existence), Section 6.05 (with respect to insurance), Section 6.08, or in Article VII;

1.21 Events of Default.  Clause (k) of Article IX of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any Sponsored Partnership or any combination thereof and either the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary or any Sponsored Partnership to enforce any such judgment;

1.22 Notices.  Subclauses (i) and (ii) of Section 11.01(a) of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

(i) if to the Borrower, to Petroleum Development Corporation, 120 Genesis Boulevard, Bridgeport, West Virginia 26330, Attention:  Chief Financial Officer, Telecopy No. (304) 842-0913;

(ii)           if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., Mail Code IL1-0010, 10 South Dearborn, Chicago, Illinois, 60603-2003, Telecopy No.: (312) 385-7098, Attention: Mi Kim, with a copy to JPMorgan Chase Bank, N.A., Mail Code TX2-S038, 712 Main Street, 8th Floor, Houston, Texas 77002, Telecopy No. (713) 216-7770, Attention:  Jo Linda Papadakis;

1.23 Amendments to Exhibits.  The Credit Agreement shall be and it hereby is amended by adding a new Exhibit F immediately following Exhibit E in the form attached hereto as Exhibit F.

1.24 Amendment to Schedules.  Schedule 2.01 of the Credit Agreement shall be and it hereby is amended in its entirety by substituting Schedule 2.01 attached hereto.

1.25 Amendment to Schedules.  The Credit Agreement shall be and it hereby is amended by deleting Schedule 6.09 in its entirety.

1.26 Redetermined Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base and the Monthly Reduction pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of May 27, 2008, the Borrowing Base is $300,000,000, the Monthly Reduction is $0.00 and notwithstanding anything to the contrary contained in the Credit Agreement as in effect prior to the Third Amendment Effective Date, the Aggregate Revolving Commitment is $234,100,000.

SECTION 2. Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1 Execution and Delivery.  Each Credit Party, each Lender, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

2.2 No Default.  No Default shall have occurred and be continuing or shall result from effectiveness of this Amendment.

2.3 Fees.  The Borrower, the Administrative Agent and J.P. Morgan Securities, Inc., as a Joint Lead Arranger and the Sole Bookrunner (“JPMorgan”), shall have executed and delivered a fee letter in connection with this Amendment evidencing the fees payable in the amounts and at the times separately agreed upon among the Borrower, the Administrative Agent and JPMorgan and the Administrative Agent and JPMorgan shall have received the fees payable under such fee letter at the time this Amendment becomes effective.

2.4 Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated by the Credit Agreement, as amended to date, and by this Amendment and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

2.5 Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 3. Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

3.1 Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments and assignments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the Third Amendment Effective Date (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date).

3.2 Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party.

3.3 Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 4. Miscellaneous.

4.1 Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

4.2 Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

4.4 Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until each Credit Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

4.5 Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7 Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

PETROLEUM DEVELOPMENT CORPORATION

By:                  /s/ Peter Schreck
    Name:     Peter Schreck
    Title:       VP Finance-Treasurer

GUARANTORS:

RILEY NATURAL GAS COMPANY

                                By:    /s/ Darwin L. Stump
                        Name:   Darwin L. Stump
    Title      Treasurer

UNIOIL

                                By:    /s/ Darwin L. Stump
                        Name:   Darwin L. Stump
    Title      Treasurer

PA PDC, LLC

                                By:    /s/ Daniel W. Amidon
    Name:     Daniel W. Amidon
    Title                General Counsel

Third Amendment to
Amended and Restated Credit Agreement
65180714
Signature Page

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Illinois)), individually and as Administrative Agent,

By:     /s/ Jo Linda Papadakis
Name:    Jo Linda Papadakis
Title:      Vice President

Third Amendment to
Amended and Restated Credit Agreement
65180714
Signature Page

BNP PARIBAS,

as a Lender and as Syndication Agent

By:     /s/ Betsy Jocher
Name:    Betsy Jocher
Title:      Director

                                By:     /s/ Richard Hawthorne
Name:    Richard Hawthorne
Title:      Director

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Amended and Restated Credit Agreement
65180714
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WACHOVIA BANK, N.A., as a Lender

By:      /s/ Paul Pritchett
Paul Pritchett
Vice President

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Amended and Restated Credit Agreement
65180714
Signature Page

GUARANTY BANK, FSB, as a Lender

By:       /s/ W. David McCarver IV
Name:      W. David McCarver IV
Title:     Vice President

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Amended and Restated Credit Agreement
65180714
Signature Page

BANK OF OKLAHOMA, as a Lender

By:                 /s/ Wes Webb
Name:    Wes Webb
Title:              SVP

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Amended and Restated Credit Agreement
65180714
Signature Page

ALLIED IRISH BANK (successor in interest to Morgan Stanley Bank), as a Lender

By:             /s/ Vaughn Buck
    Name:        Vaughn Buck
    Title:          Director

By:             /s/ David O'Driscoll
    Name:        David O'Driscoll
    Title:          Assistant Vice President

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65180714
Signature Page

ROYAL BANK OF CANADA, as a Lender

By:                   /s/ Don J. McKinnerney
Name:     Don J. McKinnerney
Title:      Authorized Signature

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65180714
Signature Page

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:        /s/ Stuart Gibson
Name:      Stuart Gibson
Title:                    Senior Vice President

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Signature Page

EXHIBIT F

FORM OF LENDER CERTIFICATE

________, 200___

To:           JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of November 4, 2005 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein have the meaning specified in the Credit Agreement.

[Language for Existing Lender]

[           Please be advised that the undersigned has agreed to increase its Revolving Commitment under the Credit Agreement effective __________, 200__ from $________________ to $____________ and (b) that it shall continue to be a Lender in all respect to the Credit Agreement and the other Loan Documents.]

[Language for New Lender]

[           Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective __________, 200__ with a Commitment of $____________ and (b) that it shall be deemed to be a Lender in all respect to the Credit Agreement and the other Loan Documents.]

Very truly yours,

By:
Name:
Title:

Third Amendment to
Amended and Restated Credit Agreement
65180714
Annex 1

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A. (Illinois)),

as Administrative Agent

By:

Name:

Title:

Accepted and Agreed:

PETROLEUM DEVELOPMENT CORPORATION

By:

Name:

Title:

Third Amendment to
Amended and Restated Credit Agreement
65180714
Annex 1

SCHEDULE 2.01
Applicable Percentages and Revolving Commitments

Lender	Title	Applicable Percentage	Revolving Commitment[1]	Maximum Facility Amount
JPMorgan Chase Bank , N.A. Mail Code IL1-0010 10 South Dearborn, Floor 19 Chicago, Illinois 60603-2003 Attention: Medy R. Hernandez Telephone: (312) 385-7037 Facsimile: (312) 385-7108 medy.hernandez@jpmchase.com With a copy to: JPMorgan Chase Bank, N.A. Mail Code TX2-S038 712 Main Street Houston, TX 77002 Attention: Jo Linda Papdakis Telephone: (713) 216-7743 Facsimile: (713) 216-7770 Jo.l.papadakis@jpmorgan.com	Administrative Agent and a Lender	20.0000000%	$46,820,000.00	80,000,000.00
BNP Paribas 1200 Smith Street, Suite 3100 Houston, TX 77002 Attention: Douglas R. Liftman Telephone: (713) 982-1154 Facsimile: (713) 659-6915 doug.liftman@americas.bnpparibas.com	Syndication Agent and a Lender	20.0000000%	$46,820,000.00	80,000,000.00
Wachovia Bank, N.A. c/o Wachovia Capital Markets, LLC 1001 Fannin Street, Suite 2255 Houston, Texas 77002 Attention: Philip Trinder Telephone: (713) 346-2718 Facsimile: (713) 650-6354 phillip.trinder@wachovia.com with a copy to: Wachovia Bank, N.A. 201 S. College Street, CP9 Charlotte, NC 28288 Attention: Todd Tucker Telephone: (704) 383-0905 Facsimile: (704) 715-0097 todd.tucker@wachovia.com	Lender	14.5454545%	$34,050,909.09	58,181,818.18
Guaranty Bank, FSB 333 Clay, Suite 4400 Houston, Texas 77002 Attention: W. David McCarver IV Telephone: (713) 890-8897 Facsimile: (713) 890-8868 david.mccarver@guarantybank.com with a copy to: Guaranty Bank, FSB 8333 Douglas Avenue Dallas, Texas 75225 Attention: Charlotte McLain Telephone: (214) 360-4883 Facsimile: (214) 360-1938 charlotte.mclain@guarantybank.com	Lender	12.7272727%	$29,794,545.45	$50,909,090.91
Bank of Oklahoma P.O. Box 2300 Tulsa, Oklahoma 74192 Attention: Lindsay Sherrer Telephone: (918) 295-0414 Facsimile: (918) 588-6880 lsherrer@bokf.com with a copy to: Bank of Oklahoma 1500 S. Midwest Blvd Midwest City, OK 73110 Attention: Sherry Ray Telephone: (405) 736-8947 Facsimile: (405) 272-4644 seray@bokf.com	Lender	9.0909091%	$21,281,818.18	$36,363,636.36
Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Attention: Don J. McKinnerney Telephone: (713) 403-5607 Facsimile: (713) 403-5624 don.mckinnerney@rbccm.com with a copy to: Royal Bank of Canada New York Branch One Liberty Plaza, 3rd Floor New York, NY 10006-1404 Attention: Jackie Dias Telephone: (212) 428-6332 Facsimile: (212) 428-2372 Jackie.dias@rbc.com	Lender	9.0909091%	$21,281,818.18	$36,363,636.36
The Royal Bank of Scotland plc 101 Park Avenue, 6th Floor New York, New York 10178 Attention: Jacob Abraham Telephone: (212) 401-3563 Facsimile: (212) 401-1494 jacob.abraham@rbs.com with a copy to: The Royal Bank of Scotland plc 600 Travis Street, Suite 6500 Houston, Texas 77002 Attention: Matthew Main Telephone: (713) 221-2400 Facsimile: (713) 221-2428 matthew.main@rbs.com	Lender	9.0909091%	$21,281,818.18	$36,363,636.36
Allied Irish Bank AIB Corporate Banking 405 Park Avenue, 4th Floor New York, NY 10022 Attention: David O’Driscoll Telephone: (212) 515-6743 Facsimile: (212) 339-8099 david.o’driscoll@aibny.com with a copy to: Allied Irish Banks p.l.c. Bankcentre, Ballsbridge Dublin 4 Ireland Telephone: +353 1 641-8562 Facsimile: +353 1 608-9815	Lender	5.4545455%	$12,769,090.91	$21,818,181.82
TOTAL		100.00000%	$234,100,000.00	$400,000,000.00

1As of the Third Amendment Effective Date and subject to adjustment as a result of a reduction or increase in the Aggregate Revolving Commitment pursuant to Section 2.02 and Section 2.03 of the Credit Agreement, respectively, or a change in the Borrowing Base pursuant to Article III.

Third Amendment to

Amended and Restated Credit Agreement

65180714.7                                                                                   Schedule 2.01